FULLNET COMMUNICATIONS, INC.
                            (an Oklahoma corporation)

                                WARRANT AGREEMENT

                                                       _____________ _____, 2000

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         FullNet Communications,  Inc., an Oklahoma corporation (the "Company"), agrees to issue to you warrants (the "Warrants") to purchase the number of shares of common stock, par value $0.00001 per share (the "Common Stock"), of the Company set forth herein, subject to the terms and conditions contained herein.

         1. Issuance of Warrants; Exercise Price. The Warrants, which shall be certificated in the form attached hereto as EXHIBIT "A," (each, a "Warrant Certificate") shall be issued to you concurrently with the execution hereof in consideration of the Promissory Loan in the amount of $____________ pursuant to the terms of the 14% Promissory Note dated of even date herewith (the "Note"). The Warrants shall provide that you, or such other holder or holders of the Warrants to whom transfer is authorized in accordance with the terms of this Agreement, shall have the right to purchase an aggregate of _____________ shares of Common Stock for an exercise price equal to $.01 per share (the "Exercise Price"); provided, however, that in the event the Company desires to extend for ninety (90) days the maturity date of the Note, the Company shall issue to you the right to purchase an additional ________ shares of Common Stock at the Exercise Price. The Company shall have the option to extend for two (2) ninety
(90) day periods the maturity date of the Note, subject in each case to the grant of additional Warrants as set forth in the preceding sentence.

         2. Exercise of Warrants. At any time and from time to time after the date hereof and expiring on the fifth anniversary of the effective date of this Agreement at 5:00 p.m., Central Standard Time, Warrants may be exercised as to all or any portion of the whole number of shares of Common Stock covered by the Warrants by the holder thereof by surrender of the Warrants, accompanied by a subscription for shares to be purchased in the form attached to each Warrant Certificate and by payment to the Company as set forth in the Warrant Certificate in the amount required for purchase of the shares as to which the Warrant is being exercised, delivered to the Company at its principal office at 200 North Harvey Avenue, Suite 1704, Oklahoma City, Oklahoma 73102, Attention:
President. Upon the exercise of a Warrant, in whole or in part, the Company will, within ten (10) days thereafter, at its expense (including the payment by the Company of any applicable issue or transfer taxes), cause to be issued in the name of and delivered to the holder a certificate or certificates for the number of fully paid and non-assessable shares of Common Stock to which such holder is entitled upon exercise of the Warrant. In the event such holder is entitled to a fractional share, in lieu thereof, such holder shall be paid a cash amount equal to such fraction, multiplied by the Current Value (as hereafter defined) of one full share of Common Stock on the date of exercise. Certificates for shares of Common Stock issuable by reason of the exercise of the Warrant or Warrants shall be dated and shall be effective as the date of the surrendering of the certificates for the shares so purchased. In the event a Warrant is exercised, as to less than the aggregate amount of all shares of Common Stock issuable upon exercise of all Warrants held by such person, the Company shall issue a new Warrant to the holder of the Warrant so exercised covering the aggregate number of shares of Common Stock as to which Warrants remain unexercised.

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                  For purposes of this section,  Current Value is defined (i) in the case for which a public market exists for the Common Stock at the time of such exercise, the average of the daily closing prices of the Common Stock for twenty (20) consecutive business days commencing thirty (30) business days before the date of exercise, and (ii) in the case no public market exists at the time of such exercise, at the Appraised Value. For the purposes of this Agreement, "Appraised Value" is the value determined in accordance with the following procedures. For a period of five (5) days after the date of an event (a "Valuation Event") requiring determination of Current Value at a time when no public market exists for the Common Stock (the "Negotiation Period"), each party to this Agreement agrees to negotiate in good faith to reach agreement upon the Appraised Value of the securities or property at issue, as of the date of the Valuation Event, which will be the fair market value of such securities or property, without premium for control or discount for minority interests, illiquidity or restrictions on transfer. In the event that the parties are unable to agree upon the Appraised Value of such securities or other property by the end of the Negotiation Period, then the Appraised Value of such securities or property will be determined for purposes of this Agreement by a recognized appraisal or investment banking firm mutually agreeable to the holders of the Warrants and the Company (the "Appraiser"). If the holders of the Warrants and the Company cannot agree on an Appraiser within two (2) business days after the end of the Negotiation Period, the Company, on the one hand, and the holders of the Warrants, on the other hand, will each select an Appraiser within ten (10) business days after the end of the Negotiation Period and those two (2) Appraisers will select ten (10) days after the end of the Negotiation Period an independent Appraiser to determine the fair market value of such securities or property, without premium for control or discount for minority interests. Such independent Appraiser will be directed to determine fair market value of such securities as soon as practicable, but in no event later than thirty (30) days from the date of its selection. The determination by an Appraiser of the fair market value will be conclusive and binding on all parities to this Agreement. Appraised Value of each share of Common stock at a time when (i) the Company is not a reporting company under the Exchange Act and (ii) the Common Stock is not traded in the organized securities markets, will, in all cases, be calculated by determining the Appraised Value of the entire Company taken as a whole and dividing that value by the number of shares of Common Stock then outstanding, without premium for control or discount for minority interests, illiquidity or restrictions on transfer. The costs of the Appraiser will be borne by the Company. In no event will the Appraised Value of the Common Stock be less than the per share consideration received or receivable with respect to the Common Stock or securities or property of the same class in connection with a pending
transaction   involving  a  sale,  merger,   recapitalization,   reorganization,
consolidation, or share exchange, dissolution of the Company, sale or transfer of all or a majority of its assets or revenue or income generating capacity, or similar transaction.

         3.       Registration Rights.

                  (a) S-3 Registration Rights. The Company will register the shares of Common Stock underlying the Warrants (the "Warrant Shares") within thirty (30) days following the date upon which the Company shall become eligible to register its securities on Form S-3 under the Securities Act of 1933, as amended (the "Securities Act") or any successor to such form in a manner that will, upon being declared effective, constitute a "shelf" registration for purposes of Rule 415 under the Securities Act, pursuant to which the Warrant Shares may be sold from time to time and in such amounts as the holder(s) thereof may hereafter determine, all in a manner consistent with all applicable provisions of the Securities Act; provided, however, if at the time of such S-3 eligibility, the Company has formulated plans to file within 60 days thereof a registration statement covering the sale of any of its securities in a public offering under the Securities Act, no registration of the Warrant Shares shall be initiated under this
         Section 3(a) until 90 days after the effective date of such registration statement unless the Company is no longer proceeding diligently to secure the effectiveness of such registration statement; provided that the Company shall provide the Warrant holder(s) the right to participate in such public offering pursuant to, and subject to,
         Section 3(b). The Company will use its best efforts to have the Form S-3 declared effective. At its expense, the Company will keep such registration effective for a period of one hundred eighty (180) days or until the holder or holders have completed the distribution described in the registration statement relating thereto, whichever first occurs; and furnish such number of prospectuses and other documents incident thereto as a holder from time to time may reasonably request.

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

                  (b) Piggyback Registration Rights. At any time following the date hereof, whenever the Company proposes to register any Common Stock for its own or the account of others under the Securities Act for a public offering, other than (i) any shelf registration of shares to be used as consideration for acquisitions of additional businesses by the Company and (ii) registrations relating to employee benefit plans, the Company shall give each Warrant holder prompt written notice of its intent to do so. Upon the written request of any Warrant holder given within 15 business days after receipt of such notice, the Company shall cause to be included in such registration all Warrant Securities (including any shares of Common Stock issued as a dividend or other distribution with respect to, or in exchange for, or in replacement of such Warrant Securities) which any Warrant holder requests; provided, however, if the Company is advised in writing in good faith by any managing underwriter of an underwritten offering of the securities being offered pursuant to any registration statement under this Section 3(b) that the number of shares to be sold by persons other than the Company is greater than the number of such shares which can be offered without adversely affecting the offering, the Company may reduce pro rata the number of shares offered for the accounts of such persons (based upon the number of shares held by such person) to a number deemed satisfactory by such managing underwriter.

                  (c) Lock-up Agreement. In consideration for the Company's agreeing to its obligations under this Section 3, each Warrant holder agrees that, effective upon the request of the underwriters managing the Company's initial public offering, such holder shall be obligated, so long as all executive officers and directors of the Company are bound by a comparable obligation, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any shares of Common Stock underlying the Warrants (other than those included in the registration) without the prior written consent of such underwriters, for such period of time (not to exceed one hundred eighty
         (180) days) from the effective date of such initial public offering as the underwriters may specify.

         4. Specific Performance. The Company stipulates that remedies at law, in money damages, available to the holder of a Warrant, or of a holder of Common Stock issued pursuant to exercise of a Warrant, in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Agreement are not and will not be adequate. Therefore, the Company agrees that the terms of this Agreement may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

         5. Successors and Assigns; Binding Effect. This Agreement shall be binding upon and insure to the benefit of you and the Company and their respective successors and permitted assigns.

         6. Notices. Any notice hereunder shall be given by registered or certified mail, if to the Company, at its principal office, and, if to the holders, to the respective addresses shown in the Warrant ledger of the Company, provided that any holder may at any time on three (3) days' written notice to the Company designate or substitute another address where notice is to be given. Notice shall be deemed given and received after a certified or registered letter, properly addressed with postage prepaid, is deposited in the U.S. mail.

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         7.  Severability.  Every  provision of this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the remainder of this Agreement.

         8. Assignment; Replacement of Warrants. If the Warrant or Warrants are assigned, in whole or in part, the Warrants shall be surrendered at the principal office of the Company, and thereupon, in the case of a partial assignment, a new Warrant shall be issued to the holder thereof covering the number of shares not assigned, and the assignee shall be entitled to receive a new Warrant covering the number of shares so assigned. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of any Warrant and appropriate bond or indemnification protection, the Company shall issue a new Warrant of like tenor. The Warrants will not be transferred, sold, or otherwise hypothecated by you or any other person and the Warrants will be nontransferable, except to (i) one or more persons, each of which on the date of transfer is an officer, shareholder, or employee of you;
(ii) a partnership or partnerships, the partners of which are you and one or more persons, each of whom on the date of transfer is an officer of you; (iii) a successor to you in merger or consolidation; (iv) a purchaser of all or substantially all of your assets; or (v) a person that receives a Warrant upon death of a holder pursuant to will, trust, or the laws of intestate succession.

         9. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Oklahoma without giving effect to the principles of choice of laws thereof.

         10. Definition. All references to the word "you" in this Agreement shall be deemed to apply with equal effect to any persons or entities to whom Warrants have been transferred in accordance with the terms hereof, and, where appropriate, to any persons or entities holding shares of Common Stock issuable upon exercise of Warrants.

         11. Headings. The headings herein are for purposes of reference only and shall not limit or otherwise affect the meaning of any of the provisions hereof.

         12. Counterparts. This Agreement may be executed in two or more counterparts, and it will not be necessary that the signatures of all parties hereto be contained on any one counterpart hereof. Each counterpart will be deemed an original, but all counterparts together will constitute one and the same instrument. The parties agree that a facsimile of this Agreement signed by the parties will constitute an agreement in accordance with the terms hereof as if all of the parties had executed an original of this Agreement.

                                  Very truly yours,

                                  FULLNET COMMUNICATIONS, INC.


                                  By: _______________________________________
                                      Timothy J. Kilkenny, President and CEO



ACCEPTED AS OF THE ______ DAY OF _______________, 2000:


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